UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.001 par value	JAKK	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On March 8, 2024, the registrant entered into a Redemption Agreement (the “Redemption Agreement”) with the holders of its Series A Senior Preferred Stock (the “Preferred Stock”).  Pursuant to the terms of the Redemption Agreement, the Company redeemed all outstanding shares of the Preferred Stock for an aggregate purchase price of $35 million, consisting of $20 million of cash and 571,295 shares of its common stock ( the “Common Stock”), valued at $15 million, or $26.26 per share. The Redemption Agreement also provides that the Company will register the shares of Common Stock pursuant to the terms of a Registration Rights Agreement (the Registration Rights Agreement”), which was also entered into together with the Redemption Agreement.

The foregoing descriptions of the Redemption Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full texts thereof, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01.            Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

10.1*	Redemption Agreement
10.2*	Registration Rights Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

*              Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The Company agrees to furnish supplementally any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: March 14, 2024	By:	/s/ JOHN L. KIMBLE
John L. Kimble, CFO